EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

Registration Statement No. 33-40792 on Form S-8 dated May 21, 1991
          401 (k) Plan;
Registration Statement No. 333-38511 on Form S-8 dated October 22, 1997
          Stock Incentive Plan of 1997;
Registration Statement No. 333-56482 on Form S-8 dated March 2, 2001
          Stock Option Plan for Option Holders of Shoreline Financial Corporation;
Registration Statement No. 333-84862 on Form S-8 dated March 25, 2002
          2001 Stock Purchase Plan for Subsidiary and Community Bank Directors;
Registration Statement No. 333-125031 on Form S-8 dated May 18, 2005
          Chemical Financial Corporation 401(k) Savings Plan,
Registration Statement No. 333-133962 on Form S-8 dated May 10, 2006
          Chemical Financial Corporation Stock Incentive Plan of 2006;
Registration Statement No. 333-142733 on Form S-3/A dated June 26, 2007
          Dividend Reinvestment Plan - Chemical Invest Direct

of our report dated February 24, 2006, with respect to the consolidated financial statements of Chemical Financial Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2007 filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference in the Registration Statement No. 333-84862 on Form S-8 dated March 25, 2002 of our report dated March 6, 2006 with respect to the financial statements of the Chemical Financial Corporation 2001 Stock Purchase Plan for Subsidiary and Community Bank Directors included in Exhibit 99.1 of this Annual Report (Form 10-K) for the year ended December 31, 2007 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Detroit, Michigan
February 28, 2008